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                                                                    Exhibit 10.1

                                JOINDER AGREEMENT

          THIS JOINDER AGREEMENT (the "Agreement"), effective as of August 1, 2005, is by and between CARDIOVASCULAR SPECIALTY CENTERS OF UTAH, LP, a Delaware limited partnership (the "Subsidiary"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of June 22, 2004, by and among IASIS HEALTHCARE LLC, a Delaware limited liability company (the "Borrower"), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer. All of the defined terms in the Credit Agreement are incorporated herein by reference.

          The Loan Parties are required by Section 7.11 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

          Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

          1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

          2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

          (i) The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

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          (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

          (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

          (iv) The patents and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the Subsidiary.

          (v) The Subsidiary Equity (as such term is defined in Section 1 of the Security Agreement) owned by the Subsidiary is listed on Schedule 5 attached hereto.

          3. The address of the Subsidiary for purposes of all notices and other communications is 117 Seaboard Lane, Building E, Franklin, TN 37067, Attention of President or General Counsel of IASIS Healthcare Corporation (Facsimile No. 615-846-3006).

          4. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

          5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

          6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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          IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        CARDIOVASCULAR SPECIALTY CENTERS OF
                                        UTAH, LP

                                        By: IASIS Healthcare Holdings, Inc.,
                                            its general partner


                                        By: /s/ Frank A. Coyle
                                            ------------------------------------
                                        Name: Frank A. Coyle
                                        Title: Secretary


                                        Acknowledged and accepted:

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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                                   SCHEDULE 1
               CHIEF EXECUTIVE OFFICE AND CHIEF PLACE OF BUSINESS

                          117 Seaboard Lane, Building E
                               Franklin, TN 37067

                                   SCHEDULE 2
                        TYPES AND LOCATIONS OF COLLATERAL

     None of the Collateral of the Subsidiary consists of, or is Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or Standing Timber. All Collateral of the Subsidiary is or will be located at (1) the Subsidiary's chief executive office and chief place of business as set forth on Schedule 1, and/or (2) the campuses of Pioneer Valley Hospital, Salt Lake Regional Medical Center, Davis Hospital and Medical Center or Jordan Valley Hospital.

                                   SCHEDULE 3
                                   TRADENAMES

                  Cardiovascular Specialty Centers of Utah, LP

                                   SCHEDULE 4
                             PATENTS AND TRADEMARKS

                                      None.

                                   SCHEDULE 5
                                SUBSIDIARY EQUITY

                                      None.